EXHIBIT 10.2

PRE-SPIN ASSIGNMENT, ASSUMPTION AND

CONTRIBUTION AGREEMENT

THIS PRE-SPIN ASSIGNMENT, ASSUMPTION AND CONTRIBUTION AGREEMENT (this “Agreement”) is made as of [____], 2024 (the “Effective Date”), by and among LENNAR CORPORATION (“Lennar”), LENNAR HOMES HOLDINGS, LLC (“Lennar Homes Holdings”), CALATLANTIC GROUP, LLC (“Cal Atlantic”), U.S. HOME, LLC (“U.S. Home”; U.S. Home, collectively with Lennar, Lennar Homes Holdings and Cal Atlantic, are the “Seller Parent Entities”), MILLROSE PROPERTIES, INC., a Maryland corporation (“SpinCo”), MILLROSE PROPERTIES HOLDINGS, LLC, a Delaware limited liability company (“TRSCo”), and each of the entities identified as a “Purchaser” on Schedule I (individually or collectively, as the context may require, “Purchaser”).

RECITALS:

A. The entities identified as a “Seller” on Schedule I (individually or collectively, as the context may require, “Owner” or “Seller”), own the real property (individually or collectively, as the context may require, the “Land”) identified on Schedule I. Each Seller is, directly or indirectly, wholly owned by one or more of the Seller Parent Entities.

B. Lennar wishes to take certain steps hereinafter set forth to restructure the direct ownership of the Land by the respective Sellers, together with such Sellers’ interests in any and all improvements, appurtenances, rights, privileges and easements benefiting, belonging or pertaining thereto (all of the foregoing items are referred to herein collectively as the “Property”) in preparation for the transactions described in that certain Distribution Agreement, dated as of the date hereof, by and between Lennar and SpinCo (the “Distribution Agreement”).

C. Each Seller wishes to transfer the Property it owns to Purchaser.

D. Each Seller will evidence the transfer of the Property it owns to Purchaser through one or more deeds to be recorded in the land records.

E. Purchaser wishes to buy and Seller wishes to sell the Property on the terms and conditions set forth below.

F. In addition to the Properties, Lennar wishes to contribute up to $1,500,000,000 in cash to SpinCo to finance the purchase of land assets, including through the acquisition of a company for the purpose of acquiring land assets, that Lennar may instruct SpinCo to acquire.

NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter set forth, the parties agree as follows:

1. Transactions.

A. Agreement to Sell and Purchase. On or prior to the date that is two days prior to the Distribution Date (as such term is defined in the Distribution Agreement) (the “Distribution Date”), Purchaser hereby agrees to buy from each Seller and each Seller hereby agrees to sell and convey to Purchaser, in fee simple absolute, under the terms and conditions hereinafter set forth, all of the Property the Seller owns; provided that Schedule I shall be updated within 10 business days following the Distribution Date to reflect the Property conveyed. Each Seller shall execute, acknowledge and deliver to Purchaser, at Closing, deeds conveying the Property it owns to Purchaser in a form agreed to by Purchaser and Seller. Concurrent with the delivery of each deed, Purchaser and

Seller shall execute and deliver a bill of sale and assignment of intangible property in a form agreed to by Purchaser and Seller. Without limiting the provisions hereof, Seller and Purchaser hereby agree to execute and deliver all such future instruments and take such other and further action (including, without limitation, causing the filing and/or recording of any relevant documents with the relevant governmental authorities) as may be reasonably necessary or appropriate to carry out the provisions of this Section 1(A). The date on which the deed evidencing the conveyance of each Property is delivered to the applicable Purchaser in accordance with Section 1(A) is referred to herein as the “Closing”, which may have occurred prior to the date hereof or may occur after the date hereof; provided that, in any case, Closing shall be deemed to have occurred prior to the date immediately prior to the Distribution Date. The parties hereby agree that any Closing that has occurred prior to the date hereof shall be governed by this Agreement.

B. Contribution (U.S. Home). Effective as of immediately after the close of business on the date immediately before the Distribution Date, U.S. Home hereby contributes to SpinCo all of its limited liability company interests in each Purchaser and TRSCo. Following such contribution, SpinCo shall be and hereby is the new sole member of each Purchaser and TRSCo. In addition, U.S. Home will contribute up to $1,500,000,000 in cash to SpinCo on the date immediately before the Distribution Date (such cash, the “Cash Contribution”). The final amount of the Cash Contribution shall be determined in Lennar’s sole discretion prior to the Distribution Date. SpinCo agrees to use the entire amount of such Cash Contribution to finance purchases of land assets, including through the acquisition of a company for the purpose of acquiring such company’s land assets, in accordance with Lennar’s instructions. At any point prior to the Distribution Date, Lennar may seek land asset acquisition opportunities and may instruct SpinCo to consummate such acquisitions following the Spin-Off. In accordance with one such instruction by Lennar, SpinCo acknowledges and agrees to use approximately $1,000,000,000 to acquire the land assets of a privately-held U.S. home builder through a multi-step transaction between Lennar, SpinCo and the target company that is intended to close on or about the Distribution Date following the Spin-Off. The remaining amount, which could be up to $500,000,000, will be contributed to SpinCo subject to the number and size of additional land asset acquisitions that Lennar identifies and instructs SpinCo to acquire prior to the Distribution Date.

C. Contribution (SpinCo). Effective as of immediately following the contribution described in Section 1(B), but for the avoidance of doubt, on the date immediately prior to the Distribution Date, SpinCo hereby contributes to TRSCo all of its limited liability company interests in each Purchaser in exchange for SpinCo hereby issuing that certain Promissory Note, dated as of the date of such contribution, made by TRSCo and each Purchaser. Following such contribution, TRSCo shall be and hereby is the new sole member of each Purchaser.

D. Corporation Election. Effective as of the Distribution Date, but prior to the Distribution (as such term is defined in the Distribution Agreement) (the “Distribution”), without the need for any further action by any party (except as otherwise required by applicable law), TRSCo hereby agrees to elect to be classified as a corporation for U.S. federal income tax purposes.

E. Distribution (U.S. Home). Effective as of the Distribution Date, but prior to the Distribution, U.S. Home distributes to Lennar all of the shares of SpinCo Common Stock (as defined in the Distribution Agreement).

F. Transaction Documents. Effective immediately upon the occurrence of the Distribution, Lennar, on behalf of itself and its subsidiaries, and SpinCo, on behalf of itself and its subsidiaries, as applicable, agree to enter into and be bound by that certain Master Program Agreement, Master Option Agreement, Master Construction Agreement, Multiparty Cross Agreement, and Master Guaranty (collectively, the “Transaction Documents”).

G. Consolidated Returns. SpinCo and TRSCo will be part of the U.S. federal income tax consolidated group of which Lennar is the common parent until the end of the Distribution Date, and all parties will file their U.S. federal income tax returns consistent with that treatment.

H. Section 336(e) Elections. Effective as of the Distribution Date, at Lennar’s election without the need for any further action by any other party (except as otherwise required by applicable law), Lennar, SpinCo, and TRSCo each hereby agrees to make one or more elections under section 336(e) of the Code and the Treasury Regulations promulgated thereunder and under any comparable provisions of state, local, or non-U.S.-law with respect to the Distribution, as provided in the Distribution Agreement.

I. REIT Election. Effective as of the date immediately after the Distribution Date, without the need for any further action by any party (except as otherwise required by applicable law), SpinCo hereby agrees to elect to be classified as a REIT for U.S. federal income tax purposes.

J. TRS Election. Effective as of the date immediately after the Distribution Date, without the need for any further action by any party (except as otherwise required by applicable law), TRSCo and SpinCo each hereby agree for TRSCo to elect to be classified as a taxable REIT subsidiary for U.S. federal income tax purposes.

K. Transfer Taxes. Lennar shall be liable for any transfer, sales, use, value added, excise, stock transfer, stamp, recording, registration and any similar Taxes, together with all recording expenses and notarial fees, attributable to, imposed upon, or arising from the Distribution and any transactions undertaken pursuant to this Agreement (“Transfer Taxes”). The Party customarily responsible under applicable law shall file all necessary Tax Returns with respect to Transfer Taxes and the non-preparing party shall cooperate in duly and properly preparing, executing, and filing any certificates or other documents required to be filed in connection with such Transfer Taxes.

L. Miscellaneous Provisions. The parties hereby agree that, in connection with the various distributions, contributions, and other transactions described in this Section, effective as of the applicable date set forth in this Section and without the need for any further action by any party (except as otherwise required by applicable law):

(i)

the distributee or contributee of any limited liability company interests described in this Section above will be admitted as the sole member of the relevant entity immediately prior to the withdrawal (and/or dissolution, as applicable) of the relevant distributor or contributor, and the relevant entity shall continue without being dissolved upon and following the relevant distribution or contribution described in this Section; and

(ii)

each limited liability company agreement (and/or any other constitutive document) of the relevant entities described in this Section above are hereby amended to the extent necessary to provide for the admission and/or withdrawal of the relevant distributees or contributees and distributors or contributors of the various limited liability company interests and the continuation without dissolution of the relevant entities, in each case as described in this Section and as contemplated by the various distributions, contributions, and other transactions described in this Section.

2. Seller’s Representations and Warranties. Each individual entity comprising Seller, as to itself only, represents and warrants that each of the following is true and correct in all material respects as of the date of Closing:

A. Seller is duly organized, validly existing and in good standing under the laws of the state of its formation, is authorized to transact business in the state where its Land is located, and has the full and unrestricted power and authority to execute and deliver this Agreement and all other applicable documents required or contemplated by the terms of this Agreement (collectively, the “Seller Documents”) and to consummate the transactions contemplated herein. Seller has taken all requisite company action required to authorize the appropriate member(s), manager(s) or officer(s) of Seller to execute and deliver the applicable Seller Documents.

B. The execution and delivery of the Seller Documents by Seller and compliance with the provisions of such documents by Seller will not violate the provisions of Seller’s certificate of formation, limited partnership agreement or limited liability company agreement, as applicable, or any other such similar document or rule regarding Seller or any agreement to which Seller is bound.

C. The execution, delivery and performance of the Seller Documents by Seller will not violate any provision of any applicable statute, regulation, rule, court order or judgment or other legal requirements applicable to Seller.

D. To Seller’s actual knowledge and except as disclosed to Purchaser in writing prior to the date hereof, there are no lawsuits or legal proceedings pending or threatened in writing regarding or resulting from encumbrances on, or the ownership, use or possession of, the Property.

E. Except as disclosed to Purchaser in writing prior to the date hereof, Seller has not entered into any contracts of sale, options to purchase, reversionary rights, rights of first refusal or similar rights of any kind which are or shall be binding upon the Property or any part thereof or which shall become binding upon Purchaser upon Closing.

F. Seller has delivered to Purchaser true, correct and complete copies of each owner’s policy of title insurance obtained by Seller with respect to the Properties (collectively, the “Title Policies”). To Seller’s knowledge Seller holds fee simple title to each Property it is conveying to Purchaser free and clear of any lien, encumbrance or other matter that would materially interfere with Purchaser’s ability to use, develop or improve the Property as herein contemplated or as contemplated in the Transaction Documents.

G. Except as set forth in the development obligations and conditions applicable to the Land disclosed to Purchaser in writing prior to the date hereof, and any other matters disclosed to Purchaser in writing prior to the date hereof (collectively, the “Documents and Materials”), (i) Seller has not made and has no actual knowledge of (and to Seller’s knowledge, Seller’s predecessors in title have not made) any commitments to any governmental or quasi-governmental authority, school board, church or other religious body, or to any other organization, group or individual relating to the Property which would materially interfere with Purchaser’s ability to use, develop or improve the Property as herein contemplated or as contemplated in the Transaction Documents, and (ii) there are no agreements, whether oral or written, between Seller or, to Seller’s actual knowledge, any predecessor in title and any jurisdictional authority whether contained in ordinances, agreements or otherwise that would materially interfere with Purchaser’s ability to use, develop or improve the Property as herein contemplated or as contemplated in the Transaction Documents.

H. Except as disclosed in the Documents and Materials, including any Phase I or Phase II Environmental Site Assessments delivered to Seller with respect to the Property, there has been no release or presence of or exposure to any Hazardous Substance, whether on or off the Property, that would reasonably be expected to result in liability or a requirement for notification, investigation or remediation by the Seller under any Environmental Law that would materially interfere with Purchaser’s ability to use, develop or improve the Property as herein contemplated or as contemplated in the Transaction Documents.

For purposes of this Agreement, “Environmental Laws” means any Laws that (a) relate to pollution, protection, preservation, restoration or cleanup of the environment or natural resources, human health and safety, or the disposal, generation, handling, management, manufacture, storage, transportation, treatment, use or release of or exposure to Hazardous Materials, or (b) regulate, impose liability (including for enforcement, investigatory costs, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief, personal injury or property damage), or establish standards of care with respect to any of the foregoing. For purposes of this Agreement, “Hazardous Substances” means any pollutant, contaminant, chemical, or any toxic or hazardous agent, material, substance or waste, including all agents, materials, substances or wastes for which liability or standards of care or a requirement for investigation or remediation are imposed under, or that are otherwise subject to, Environmental Law, and including asbestos and asbestos-containing materials, petroleum (including crude oil or any fraction thereof), per- and polyfluoroalkyl substances, polychlorinated biphenyls and radioactive materials.

I. No insolvency proceeding or petition in bankruptcy or for the appointment of a receiver has been filed by or against Seller (nor is Seller contemplating any such filing), Seller has not made an assignment for the benefit of creditors or filed a petition for, or entered into an arrangement with, creditors, and Seller has not failed generally to pay its debts as they become due.

J. Neither Seller nor to Seller’s actual knowledge any person, group, entity or nation that Seller is acting, directly or indirectly, for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in the Closing, directly or indirectly, on behalf of, or instigating or facilitating the transactions contemplated by this Agreement, directly or indirectly, on behalf of, any such person, group, entity or nation.

As used in this Agreement, terms such as “to Seller’s knowledge,” “to Seller’s actual knowledge,” “to the best of Seller’s knowledge” or like phrases mean the actual present and conscious awareness or knowledge of Jonathan M. Jaffe (the “Seller Select Individual”), without any duty of inquiry or investigation; provided that so qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of the Seller Select Individual or any officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry.

3. Purchaser’s Representations and Warranties. Each individual entity comprising Purchaser, as to itself only, hereby represents and warrants as follows, which representations and warranties shall be true and correct as of the date of Closing:

A. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation, is authorized to transact business in the state where its Land is located, and has the full and unrestricted power and authority to execute and deliver this Agreement and all other documents required or contemplated by the terms of this Agreement (collectively, the “Purchaser Documents”) and to consummate the transactions contemplated herein. Purchaser has taken all requisite company action required to authorize the appropriate member(s), manager(s) or officer(s) of Purchaser to execute and deliver the Purchaser Documents.

B. The execution and delivery of the Purchaser Documents by Purchaser and compliance with the provisions of such documents by Purchaser will not violate the provisions of the limited liability company agreement or any other such similar document or rule regarding Purchaser, or any agreement to which Purchaser is subject or by which Purchaser is bound.

C. No insolvency proceeding or petition in bankruptcy or for the appointment of a receiver has been filed by or against Purchaser (nor is Purchaser contemplating any such filing), Purchaser has not made an assignment for the benefit of creditors or filed a petition for, or entered into an arrangement with, creditors, and Purchaser has not failed generally to pay its debts as they become due.

D. Neither Purchaser nor to Purchaser’s knowledge any person, group, entity or nation that Purchaser is acting, directly or indirectly, for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and Purchaser is not engaging in the Closing, directly or indirectly, on behalf of, or instigating or facilitating the transactions contemplated by this Agreement, directly or indirectly, on behalf of, any such person, group, entity or nation.

4. Brokerage. Each Seller warrants to each Purchaser and each Purchaser warrants to each Seller that it has not dealt with any real estate broker, agent or finder in connection with this transaction. Each Seller and each Purchaser shall indemnify and hold each other harmless against all loss, liability or expense, including reasonable attorneys’ fees and litigation costs, incurred by the other to the extent one or the other is shown to be in breach of the foregoing warranties. This Section 4 shall survive Closing and any earlier termination of this Agreement.

5. Notices. No notice, consent or other communication provided for herein or given in connection herewith shall be validly given, made, delivered or served unless it is in writing and delivered personally, sent by reputable overnight courier (such as Fed Ex or UPS), or sent by e-mail transmission (with confirmation of successful transmission), to:

To each Purchaser:  c/o Kennedy Lewis Investment Management

[redacted]

Attn: [redacted]

Email: [redacted]

With a copy to:   Hunton Andrews Kurth LLP

[redacted]

Attn: [redacted]

Email: [redacted]

To each Seller:   c/o U.S. Home, LLC

[redacted]

Attn: [redacted]

Email: [redacted]

With a copy to:   Deverich & Gillman LLP

[redacted]

Attention: [redacted]

Email: [redacted]

or to such other addresses as any party hereto may from time to time designate in writing and deliver in a like manner to the other party. Notices, consents, approvals, and communications shall be deemed given and received upon delivery to the respective addresses set forth above, if delivered personally or sent by overnight courier, or upon successful e-mail transmission to the addresses set forth above. The inability to deliver because of a changed address of which no notice was given, or any rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by legal counsel for such party.

6. Survival. All representations, warranties, covenants, agreements and indemnifications set forth in or made pursuant to this Agreement shall remain operative and shall survive Closing and the execution and delivery of the deed and shall not be merged therein, except that the representations and warranties of the parties shall survive only for a period of one (1) year from the date of the Closing.

7. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to Seller’s sale of the Land to Purchasers and is intended to be an integration of all prior agreements, conditions or undertakings between the parties hereto. Except as expressly set forth herein or as contained in contemporaneous written agreements, there are no promises, agreements, conditions, undertakings warranties or representations, oral or written, expressed or implied, between any Purchaser and any Seller.

8. Relationship of the Parties. Nothing herein shall be construed to make the parties hereto partners or joint venturers, or to render either party liable for any of the debts or obligations of the other party, it being the intention of this Agreement to merely create the relationship of seller and purchaser with regard to the Property.

9. Amendments; Waivers. No modification of this Agreement shall be binding unless made in writing and signed by all of the parties hereto. No purported or alleged waiver of any of the provisions of this Agreement shall be binding or effective unless in writing and signed by the party against whom it is sought to be enforced. A waiver, if any, shall only waive the specified condition and no other and shall not be deemed or construed to be a subsequent waiver.

10. Assignment of Agreement. Neither any Purchaser nor any Seller shall be permitted to assign, transfer, pledge or otherwise convey this Agreement, or any of its respective rights, obligations or duties hereunder, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

11. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law. Notwithstanding the foregoing, however, any claim or action (a) to enforce a breach of the obligation to transfer interests in real, personal or intangible property (such as via deeds and other documents to be recorded in the official records of the county in which the Land is located, as applicable), or (b) relating to the creation, perfection and enforcement of any interests in real, personal or intangible property, liens or security interests, shall be governed by the laws of the state in which the applicable Land is located and any action related to such enforcement may be brought in any state or federal court within the state in which the applicable Land is located (the “Courts of the Applicable State”). Without limiting the generality of the foregoing, Owner and each Purchaser acknowledge and agree that any action relating to the enforcement of a specific performance action of the conveyance of a Property or other similar action relating to the creation, perfection or transfer of interests in real, personal or intangible property shall be brought in the Courts of the Applicable State having jurisdiction over the Land.

12. Perpetuities. Notwithstanding anything to the contrary contained herein, the obligations of the parties hereunder shall be fully satisfied on or before ten (10) years from the Effective Date. The provisions of this Section 12 are for the sole purpose of satisfying the Rule Against Perpetuities and shall not be construed to delay or otherwise affect Closing hereunder.

13. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that they may reflect and confirm their agreement to be bound hereby, and their execution and delivery of this Agreement, by transmitting a signed copy hereof, by facsimile or by emailing a Portable Document Format (PDF) file, to the other party hereto or to Escrow Agent. Any of the parties hereto or Escrow Agent are authorized to remove the signature pages from duplicate identical counterpart versions of this Agreement and to attach such pages to a single version of this Agreement.

14. Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereof.

15. Jurisdiction. TO THE FULLEST EXTENT PERMITTED BY LAW, AND EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, INCLUDING IN SECTION 12 ABOVE, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN NEW YORK GOVERNS THIS AGREEMENT, AND EACH OF THE PARTIES HERETO, AND ALL PERSONS AND ENTITIES IN ANY MANNER OBLIGATED UNDER THIS AGREEMENT, CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT WITHIN THE STATE OF NEW YORK HAVING PROPER VENUE AND ALSO CONSENTS TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE STATE OF NEW YORK OR FEDERAL LAW.

16. Miscellaneous.

A. Partial Invalidity. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, then the remainder of this Agreement or the application of each term or provisions to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each term shall be valid and enforceable to the fullest extent permitted by law.

B. Interpretation. If any date upon which action is required under this Agreement shall be a Saturday, Sunday or legal holiday, the date of such action shall be extended to the first regular business day after such date which is not a Saturday, Sunday or legal holiday. This Agreement represents the results of bargaining and negotiations between the parties and of a combined draftsmanship effort. Consequently, Seller and Purchaser expressly waive and disclaim, in connection with the interpretation of this Agreement, any rule of law requiring that ambiguous or conflicting terms be construed against the party whose attorney prepared this Agreement or any earlier draft of this Agreement.

C. Binding Effect. All of the covenants, conditions and obligations contained in this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Seller and Purchaser.

D. Attorneys’ Fees. If there is any legal action or proceeding between the parties to enforce or interpret any provisions of this Agreement or to protect or establish any right or remedy of any of them hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses (including, but not limited to, reasonable attorneys’ fees and costs) incurred by such prevailing party in such action or proceeding. If any party secures a judgment in any such action or proceeding, then any costs and expenses (including, but not limited to, reasonable attorneys’ fees and costs) incurred by the prevailing party in enforcing such judgment, or any costs and expenses (including, but not limited to, reasonable attorneys’ fees and costs) incurred by the prevailing party in any appeal from such judgment in connection with such appeal or other post-judgment proceeding shall be recoverable separately from and in addition to any other amount included in such judgment. The preceding sentence is intended to be severable from the other provisions of this Agreement and shall survive and not be merged into any such judgment.

E. Time of Essence. Time is of the essence of this Agreement and the performance of the terms and conditions hereof.

F. Confidentiality. The terms and provisions of this Agreement, including all financial terms, shall remain confidential and shall not be disclosed by either party hereto without the written consent of the other except (i) to such party’s directors, officers, partners, members, managers, employees, legal counsel, accountants, financial advisors and similar professionals and consultants to the extent such party deems it necessary or appropriate in connection with the transaction contemplated hereunder (and such party shall inform each of the foregoing parties of such party’s obligations under this Section 16(F) and shall secure the agreement of such parties to be bound by the terms hereof); or (ii) as otherwise required by law or regulation. The restrictions in this Section 16(F) shall survive any termination of this Agreement.

G. State and Property Specific Disclosures. In addition to the other matters set forth in this Agreement, the disclosures set forth on Schedule II attached hereto are hereby incorporated by reference as if fully set forth herein.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

[PURCHASER]

[LENNAR]

[LENNAR HOMES HOLDINGS]

[CAL ATLANTIC]

[U.S HOME]

[MILLROSE PROPERTIES, INC., a Maryland corporation]

[MILLROSE PROPERTIES HOLDINGS, LLC, a Delaware limited liability company]

SCHEDULE I

PROPERTY LIST

Property	Seller	Purchaser

SCHEDULE II

ADDITIONAL DISCLOSURES

Seller and Purchaser each hereby acknowledges that it is aware and bound by the disclosures below in connection with their acquisition, ownership and disposition of the Property, to the extent applicable to the Property. All terms and covenants of this Schedule II shall survive any termination or expiration of this Agreement.

[LOCAL COUNSEL TO CONFIRM, IF ANY]